Exhibit 10.2

CALUMET, INC.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Section 1. Purpose and History of the Plan.

The Calumet, Inc. Long-Term Incentive Plan (the “Plan”) has been adopted and assumed by Calumet, Inc., a Delaware corporation (the “Company”). The Plan is intended to promote the interests of the Company and its Affiliates by providing to Employees, Consultants and Directors incentive compensation awards based on Shares to encourage superior performance and align the interests of such individuals with the Company’s shareholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates and to encourage them to devote their best efforts to advancing the business of the Company and its Affiliates.

The Plan was originally adopted by Calumet GP, LLC, a Delaware limited liability corporation (“Calumet GP”) on January 24, 2006 and was subsequently amended and restated on December 10, 2015 and December 9, 2021 and February 9, 2024, in each case, subject to approval by the unitholders of Calumet Specialty Products Partners, L.P. (the “Partnership”). On July 10, 2024 (the “Effective Date”), simultaneously with the closing of the transactions contemplated by that certain Conversion Agreement, dated as of February 9, 2024, by and among the Partnership, Calumet GP, the Company, and the other parties thereto (the “Conversion Agreement”), the Company assumed the Plan and the Awards outstanding hereunder.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard.

“Award” means an Option, Other Cash-Based Award, Other Stock-Based Award, Restricted Stock Unit, Restricted Stock Award, or Substitute Award granted under the Plan, and shall include any DERs granted with respect to a Restricted Stock Unit, Other Cash-Based Award, or Other Stock-Based Award.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate, becomes the Beneficial Owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change of Control any transaction that is specifically excepted from the definition of Change of Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was either (a) a result of the ordinary annual director elections or (b) approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election, in each case, shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change of Control; or

(iv) the sale or other disposition, including by liquidation or dissolution, of all or substantially all of the assets of the Company in one or more transactions to any Person other than an Affiliate.

Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Internal Revenue Code, “Change of Control” shall have the meaning ascribed to such term in the regulations or other guidance issued with respect to Section 409A.

“Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, including an advisor, who renders consulting services to the Company or any Affiliate that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and who does not directly or indirectly promote or maintain a market for the Company’s securities. For purposes of the Plan, in the case of a Consultant, references to employment shall be deemed to refer to such Consultant’s service in such capacity, but in no event shall the Plan or any action taken hereunder be construed to create an employer-employee relationship between any such Consultant and the Company or any of its Affiliates.

“DER” means a dividend equivalent right, being an amount payable in cash or Shares, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the Share with respect to which the Dividend Equivalent relates had been owned by the Participant.

“Director” means a member of the Board.

“Employee” means an employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Share on the principal resale securities exchange or other market in which trading in Shares occurs on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Shares are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee in such other manner as it may deem appropriate, and, to the extent applicable, in compliance with the requirements of Section 409A.

“Incentive Stock Option” means an option representing the right to purchase Shares granted under the Plan that meets the requirements of Section 422 of the Code.

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3, as in effect from time to time).

“Non-Qualified Stock Option” means an option representing the right to purchase Shares granted under the Plan that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Cash-Based Award” means an Award granted under the Plan, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

“Other Stock-Based Award” means an Award (other than Options, Restricted Stock or Restricted Stock Units) granted under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not exercisable by or payable to the Participant, as the case may be.

“Restricted Stock” means a Share granted under the Plan that is subject to a Restricted Period.

“Restricted Stock Unit” means a contractual right granted under the Plan that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Restricted Stock Units may include the right to receive DERs. Each Phantom Unit that was outstanding under this Plan prior to the Effective Date was assumed by the Company on the Effective Date and converted into a Restricted Stock Unit hereunder in accordance with the terms of the Conversion Agreement.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued after the Effective Date.

“Share” means a share of common stock of the Company, $0.01 par value per share, or such other class or kind of shares or other securities as may be applicable under Section 4(c).

“Substitute Award” means an award granted pursuant to Section 6(d)(vii) of the Plan.

Section 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to any officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include such officer; provided, however, that such delegation shall not limit the officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, to the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or the Committee (or a subcommittee thereof that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act) and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or the Committee (or such subcommittee) meeting such requirements to the extent necessary for such exemption to remain available. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

Section 4. Shares.

(a)

Limits on Shares Deliverable. Subject to adjustment as provided in Section 4(c), from and after the Effective Date the number of Shares that may be issued with respect to Awards under the Plan is 8,483,960. Shares delivered or withheld in satisfaction of the exercise or other purchase price of an Option or the tax withholding obligations associated with an Option will not be available for issuance pursuant to other Awards under the Plan; however; Shares delivered or withheld from any other Award in satisfaction of the tax withholding obligations associated with such Award shall not be considered to be Shares issued under the Plan for this purpose and will be available for issuance pursuant to other Awards. Substitute Awards shall not reduce the Shares available for issuance under the Plan. If any Award is forfeited, cancelled, exercised, or otherwise terminates or expires without the actual issuance of Shares pursuant to such Award, the Shares subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)

Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist, in whole or in part, of Shares that are authorized and unissued or Shares that were reacquired by the Company, including shares purchased in the open market, as determined by the Committee in its discretion.

(c)

Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Shares (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(d)

Subject to adjustment as provided in Section 4(c), from and after the Effective Date the maximum number of Shares available for issuance with respect to Incentive Stock Options is 8,483,960. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

Section 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6. Awards.

(a)

Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. From and after the Effective Date, no DERs shall be granted with respect to an Award of Options under the Plan.

(i)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Share as of the date of grant of the Option.

(ii)

Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, the provision for accelerated vesting up on the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, withholding Shares to be acquired upon the Option exercise, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)

Forfeitures. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv)	Term of Options. The term of each Option shall be for such period as may be determined by the Committee, but such term may not exceed 10 years.

(v)

Incentive Stock Options. The terms of each Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

(b)

Restricted Shares and Restricted Stock Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Shares or Restricted Stock Units shall be granted, the number of Restricted Shares or Restricted Stock Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Shares or Restricted Stock Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)

DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Stock Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), deemed reinvested in additional Restricted Stock Units, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Except as otherwise provided in the terms of the Award Agreement governing the tandem Restricted Stock Unit Award, any such DERs shall be subject to the same vesting restrictions as the tandem Restricted Stock Unit Award and shall only be settled if and to the extent the underlying Restricted Stock Unit Award vests.

(ii)

Dividends. A Participant shall generally have the rights and privileges of a shareholder with respect to Awards of Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends. Dividends paid by the Company with respect to the Restricted Shares shall be subject to the same forfeiture and other restrictions as the Restricted Shares and, such amounts shall be held (with or without interest as determined by the Committee in its sole discretion), until the Restricted Shares vest or are forfeited with the dividend being paid or forfeited at the same time, as the case may be.

(iii)

Forfeitures. Except as otherwise provided in the terms of the Award Agreement governing Restricted Shares or Restricted Stock Units, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Shares and Restricted Stock Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Shares and/or Restricted Stock Units.

(iv)	Lapse of Restrictions.

(A)

Restricted Stock Units. Except as otherwise set forth in an Award Agreement, upon or as soon as reasonably practical following the vesting of each Restricted Stock Unit, but in no event following the date that is two and 1⁄2 months following the vesting event, and subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Share or cash equal to the Fair Market Value of a Share, as determined by the Committee in its discretion.

(B)

Restricted Shares. Upon or as soon as reasonably practical following the vesting of each Restricted Share, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Share certificate so that the Participant then holds an unrestricted Share.

(v)

Deferral of Restricted Stock Units. Notwithstanding any other provision in this Section 6(b), the Committee may provide for the deferral of a settlement of vested Restricted Stock Units. Deferred settlement may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee at the time of award of the Restricted Stock Unit and in accordance with the deferral provisions established for the Calumet, Inc. Executive Deferred Compensation Plan. Deferred settlement may include, without limitation, provisions for the payment or crediting of DERs during the deferral period.

(c)

Other Cash-Based Awards and Other Stock-Based Awards. The Committee shall have the authority, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards, to determine the Employees, Consultants and Directors to whom Other Cash-Based Awards and Other Stock-Based Awards shall be granted, the Restricted Period, the conditions under which the Other-Cash Based Awards or Other Share-Based Awards may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(c) shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

(d)	General.

(i)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards.

(A)

Except as provided in Paragraph (C) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)

Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C)

To the extent specifically provided by the Committee with respect to an Option, an Option may be transferred by a Participant without consideration to the Participant’s spouse, parents, children or grandchildren (including any adopted and stepchildren and grandchildren) or a trust for the benefit of one or more of such persons in which such persons have more than fifty percent (50%) of the beneficial interest or otherwise on such terms and conditions as the Committee may from time to time establish.

(iii)

Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(iv)	Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(v)

Delivery of Shares or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Shares pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Shares to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vi)

Prohibition on Repricing of Options. Subject to the provisions of Section 4(c) or Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (A) reduce the per Share exercise price of any outstanding Options, (B) grant a new Option or other Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (C) exchange any Option for Shares, cash or other consideration when the exercise price per Share under such Option exceeds the Fair Market Value of the underlying Shares, or (D) take any other action that would be considered a “repricing” of an Option under the listing standards of the applicable national securities exchange on which the Shares are then listed. Subject to Section 4(c) or Section 7(c), the Committee shall have the authority, without the approval of the Company’s shareholders, to amend any outstanding Award to increase the per Share exercise price of any outstanding Options or to cancel and replace any outstanding Options with the grant of Options having a per Share exercise price that is equal to or greater than the per Share exercise price of the original Options.

(vii)

Substitute Awards. Awards may be granted under the Plan in substitution for similar assumed, canceled or forfeited awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options may have exercise prices less than the Fair Market Value of a Share on the date of such substitution.

(viii)

Conditions and Restrictions Upon Securities Subject to Award. The Committee may provide that Shares issued upon exercise of an Option or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or the grant, vesting or settlement of such Award, including conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)

Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Shares are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Shares available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

(b)

Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c)

Actions Upon the Occurrence of Certain Events. Upon the occurrence of any event described in Section 4(c) of the Plan, any Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Company, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)

provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)

provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)

make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting/performance criteria included in, outstanding Awards, or both;

(iv)	provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c).

Section 8. General Provisions.

(a)

No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, Shares that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned shares shall be approved by a committee made up of two or more Non-Employee Directors or the full Board. If such tax obligations are satisfied through the withholding of Shares that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Shares by the Participant to the Company), the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)

No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, continue consulting services or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)

Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Shares are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)

Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)

Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A and the regulations and guidelines issued thereunder are hereby incorporated by reference and, with respect to an Award the Committee intended to comply with Section 409A, shall control over any Plan or Award Agreement provision in conflict therewith. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by Section 409A to avoid the imposition of additional taxes or penalties, such payment shall not occur until the date that is six months plus one day from the date of such separation from service (or the date of the individual’s death, if earlier). Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(m)

Clawback Policy. To the extent required by applicable law or any applicable securities exchange listing standards (including, without limitation, Section 10D of the Exchange Act and any rules promulgated thereunder), or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

Section 9. Term of the Plan.

The Plan, as herein restated, shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or the Committee, (ii) all Shares available under the Plan have been paid to Participants, or (iii) February 9, 2034. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.